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                                                                     EXHIBIT 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts, S.T.A.R.T.
 1997 Series:

  We consent to the use of our report dated January 10, 1997 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

New York, New York
January 10, 1997